UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2004

AMENDMENT NO. 1

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10662	75-2347769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrants Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

In May 2004, XTO Energy Inc. entered a definitive agreement with ChevronTexaco Corporation to acquire properties for $1.1 billion. These properties expand the Company’s operations in its Eastern Region, the Permian Basin and Mid-Continent and add new coal bed methane properties in the Rocky Mountains and a new operating region in South Texas. On August 16, 2004, XTO Energy Inc. completed this purchase. The closing price of $912 million includes adjustments for net revenues from the January 1, 2004 effective date, preferential purchase right elections and other typical closing effects. A deposit of $110 million was paid toward this purchase price in May 2004. Post-closing adjustments for outstanding preferential purchase rights, final net revenues, volume balancing and income tax effects will be made within twelve months. The purchase was funded through existing bank credit agreements and the sale of common stock in May 2004.

Item 9.01. Financial Statements and Exhibits.

			Page
(a) Financial statements of business acquired.

ChevronTexaco Acquisition:

	Report of Independent Registered Public Accounting Firm		3

	Statements of Revenues and Direct Operating Expenses for the Year Ended December 31, 2003 and the Six Months Ended June 30, 2004 and 2003		4

	Notes to Statements of Revenues and Direct Operating Expenses		5-7

(b) Pro forma financial information.

XTO Energy Inc.:

	Pro Forma Consolidated Financial Statements (Unaudited)		8

	Pro Forma Consolidated Balance Sheet at June 30, 2004		9

	Pro Forma Consolidated Income Statement for the Year Ended December 31, 2003		10

	Pro Forma Consolidated Income Statement for the Six Months Ended June 30, 2004		11

	Notes to Pro Forma Consolidated Financial Statements		12-14

(c) Exhibits.

Exhibit Number and Description

(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession

	2.1	Asset Sale Agreement between Chevron U.S.A. as Seller and XTO Energy Inc. as Buyer, dated May 14, 2004 (incorporated by reference to Exhibit 2.1 of Form 8-K dated August 16, 2004)

(23)	Consent of experts

	23.1	Consent of KPMG LLP	16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

XTO Energy Inc.:

We have audited the accompanying statement of revenues and direct operating expenses of the ChevronTexaco Acquisition (see Note 1) for the year ended December 31, 2003. This statement is the responsibility of the management of XTO Energy Inc. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement referred to above was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K/A) as described in Note 1 and are not intended to be a complete presentation of the ChevronTexaco Acquisition’s results of operations.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the ChevronTexaco Acquisition described in Note 1 for the year ended December 31, 2003 in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Dallas, Texas

October 29, 2004

CHEVRONTEXACO ACQUISITION

Statements of Revenues and Direct Operating Expenses

For the Year Ended December 31, 2003 and

the Six Months Ended June 30, 2004 and 2003

(in thousands)

	Year Ended December 31, 2003	Six Months Ended June 30,
		2004	2003
		(Unaudited)
REVENUES

Gas and natural gas liquids	$178,438	$83,538	$93,840
Oil	160,696	89,314	82,170
Other	289	132	88

Total	339,423	172,984	176,098

DIRECT OPERATING EXPENSES

Production	84,747	29,509	46,865
Taxes on production and property	27,035	13,785	14,073

Total	111,782	43,294	60,938

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$227,641	$129,690	$115,160

See Accompanying Notes to Statements of Revenues and Direct Operating Expenses.

CHEVRONTEXACO ACQUISITION

Notes to Statements of Revenues and Direct Operating Expenses

1. Basis of Presentation

On May 14, 2004, XTO Energy Inc. entered an agreement with ChevronTexaco Corporation to acquire properties for a stated purchase price of $1.1 billion (“ChevronTexaco Acquisition”). We deposited $110 million toward the purchase price and closed the transaction on August 16, 2004. After adjustments for net revenues from the January 1, 2004 effective date, preferential purchase right elections and other typical closing adjustments, the adjusted purchase price was $912 million. Post-closing adjustments for outstanding preferential purchase rights, final net revenues, volume balancing and income tax effects will be made within twelve months. The acquisition was funded through existing bank credit facilities and the sale of common stock in May 2004. See Note 3.

The accompanying statements of revenues and direct operating expenses were prepared from the historical accounting records of ChevronTexaco Corporation for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the ChevronTexaco Acquisition’s results of operations. These statements do not include general and administrative expense, interest income or expense, a provision for depreciation, depletion and amortization or any provision for income taxes. These items are not included because the acquired property interests represent only a portion of a business, which was not a separate subsidiary or division of ChevronTexaco Corporation, and the costs incurred by ChevronTexaco Corporation are not necessarily indicative of the costs to be incurred by us. Because of these omissions and future changes in the acquired properties and their operations, the accompanying statements of revenues and direct operating expenses are not indicative of the future results of operations of the ChevronTexaco Acquisition.

Historical financial information reflecting financial position, results of operations and cash flows of the ChevronTexaco Acquisition is not presented because it is not available and because the entire acquisition cost was assigned to the oil and gas property interests. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

2. Supplemental Oil and Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Gas Reserves

The proved reserve information presented below has been estimated by XTO Energy’s internal engineers using December 31, 2003 prices and costs. Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

Estimates of proved reserves of the ChevronTexaco Acquisition properties are not available prior to December 31, 2003. For purpose of determining proved reserves at January 1, 2003, production for 2003 was added to estimated proved reserves at December 31, 2003, assuming no extensions, additions or discoveries or revisions of estimates in 2003 other than related to price changes.

	Gas (Mcf)	Natural Gas Liquids (Bbls)	Oil (Bbls)
	(in thousands)
Proved Reserves
January 1, 2003	435,643	2,314	63,131
Revisions	15,195	30	2,463
Production	(34,033)	(183)	(5,542)

December 31, 2003	416,805	2,161	60,052

Proved Developed Reserves
January 1, 2003	367,031	1,626	58,799

December 31, 2003	347,491	1,470	55,703

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows (“standardized measure”) and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate. Income taxes are excluded because the property interests included in the ChevronTexaco Acquisition represent only a portion of a business for which income taxes are not estimable.

The standardized measure does not represent our estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Estimates of the standardized measure and changes in standardized measure for the ChevronTexaco Acquisition are not available prior to December 31, 2003. For purposes of determining the standardized measure at January 1, 2003, production for 2003 was added to the standardized measure at December 31, 2003, assuming no extensions, additions or discoveries or revisions of prior estimates other than price changes in 2003.

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2003

(in thousands)
Future cash inflows	$4,206,931
Future costs:
Production	(1,470,479)
Development	(127,233)

Future net cash inflows	2,609,219
10% annual discount	(1,145,013)

Standardized measure of discounted future net cash flows before income taxes	$1,464,206

Changes in Standardized Measure of Discounted Future Net Cash Flows

(in thousands)
Standardized measure of discounted future net cash flows at January 1, 2003	$1,104,953
Prices and cost revisions	447,112
Accretion of discount	110,495
Production	(227,641)
Development costs	29,287

Standardized measure of discounted future net cash flows at December 31, 2003	$1,464,206

3. Subsequent Events

Related Party Transaction

In August 2004, we exchanged $37.8 million interests in nonstrategic working and royalty interests, primarily purchased in the ChevronTexaco Acquisition, for 19,000 net contiguous acres in the Barnett Shale of North Texas and $25.4 million in other consideration. This exchange was with companies either wholly or majority owned by the adult children and a brother of Bob R. Simpson, Chairman and Chief Executive Officer of XTO Energy. In connection with this exchange, we granted these parties an option to purchase other properties included in the ChevronTexaco Acquisition for $12.8 million, which was exercised on October 27, 2004. Lehman Brothers Inc. provided a fairness opinion to the Board of Directors on the value of properties exchanged and sold.

As a result of this transaction, estimated proved reserves of the ChevronTexaco Acquisition as of December 31, 2003 decreased by 29,423,000 Mcf of gas and 3,190,000 Bbls of oil, and the related standardized measure of discounted future net cash flows before income taxes decreased $88.3 million. This adjustment is not reflected in the estimated proved oil and gas reserves for the ChevronTexaco Acquisition (Note 2). The excess of revenues over direct operating expenses related to these properties was approximately $13 million for the year ended December 31, 2003 and $8 million for the six months ended June 30, 2004. These amounts are included in the accompanying statements of revenues and direct operating expenses.

Preferential Purchase Rights

As of October 29, 2004, the Company owes ChevronTexaco Corporation approximately $8.9 million for properties for which preferential purchase rights were declined after the ChevronTexaco Acquisition closing date. Preferential purchase rights remain outstanding related to properties valued at $14.8 million. This amount will be payable by the Company to ChevronTexaco Corporation if these preferential rights are declined. If these preferential purchase rights are exercised, estimated proved reserves of the ChevronTexaco Acquisition as of December 31, 2003 will decrease by 2,754,000 Mcf of gas and 102,000 Bbls of oil, and the related standardized measure of discounted future net cash flows before income taxes will decrease by $11.4 million. The excess of revenues over direct operating expenses related to properties with outstanding preferential purchase rights was approximately $7 million for the year ended December 31, 2003 and $2 million for the six months ended June 30, 2004.

XTO ENERGY INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The accompanying pro forma consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of XTO Energy Inc. The pro forma consolidated balance sheet as of June 30, 2004 has been prepared as if the ChevronTexaco Acquisition closed on June 30, 2004. The pro forma consolidated income statement for the year ended December 31, 2003 has been prepared as if the ChevronTexaco Acquisition closed on January 1, 2003. The pro forma consolidated income statement for the six months ended June 30, 2004 has been prepared as if the ChevronTexaco Acquisition closed on January 1, 2004.

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the pro forma consolidated income statements due to normal production declines, changes in prices, future transactions and other factors. These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2003 included in our 2003 Form 10-K, our unaudited consolidated financial statements and related notes for the six months ended June 30, 2004 included in our Form 10-Q for the quarter ended June 30, 2004 and the statements of revenues and direct operating expenses of the ChevronTexaco Acquisition for the year ended December 31, 2003.

XTO ENERGY INC.

Pro Forma Consolidated Balance Sheet (Unaudited)

June 30, 2004

		Pro Forma Adjustments
	Historical	ChevronTexaco Acquisition (Note 2)		Pro Forma
		(in thousands)
ASSETS

Total Current Assets	$374,671	$—		$374,671

Property and Equipment, as cost - successful efforts method	5,608,662	802,000 30,620	(a) (b)	6,441,282
Accumulated depreciation, depletion and amortization	(1,199,055)	—		(1,199,055)

Net Property and Equipment	4,409,607	832,620		5,242,227

Other Assets	57,621	—		57,621

TOTAL ASSETS	$4,841,899	$832,620		$5,674,519

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total Current Liabilities	$417,256	$—		$417,256

Long-term Debt	1,393,847	802,000	(a)	2,195,847

Other Long-term Liabilities	782,304	30,620	(b)	812,924

Stockholders’ Equity:
Common stock ($0.01 par value, 259,791,249 shares issued)	2,598	—		2,598
Additional paid-in capital	1,401,380	—		1,401,380
Treasury stock (906,510 shares)	(23,907)	—		(23,907)
Retained earnings	950,928	—		950,928
Accumulated other comprehensive loss	(82,507)	—		(82,507)

Total Stockholders’ Equity	2,248,492	—		2,248,492

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,841,899	$832,620		$5,674,519

See Accompanying Notes to Pro Forma Consolidated Financial Statements.

XTO ENERGY INC.

Pro Forma Consolidated Income Statement (Unaudited)

For the Year Ended December 31, 2003

		Pro Forma Adjustments (Note 2)
	Historical	ChevronTexaco Acquisition (c)	Other		Pro Forma
	(in thousands, except per share amounts)
REVENUES
Gas and natural gas liquids	$1,040,370	$178,438	$—		$1,218,808
Oil and condensate	135,058	160,696	—		295,754
Gas gathering, processing and marketing	12,982	—	—		12,982
Other	1,145	289	—		1,434

Total Revenues	1,189,555	339,423	—		1,528,978

EXPENSES
Production	164,864	84,747	—		249,611
Taxes, transportation and other	104,654	27,035	—		131,689
Exploration	1,811	—	—		1,811
Depreciation, depletion and amortization	284,006	—	90,630	(d)	374,636
Accretion of discount in asset retirement obligation	5,330	—	1,648	(e)	6,978
Gas gathering and processing	9,350	—	—		9,350
General and administrative	107,675	—	—		107,675
Derivative fair value loss	10,201	—	—		10,201

Total Expenses	687,891	111,782	92,278		891,951

OPERATING INCOME	501,664	227,641	(92,278)		637,027

OPERATING INCOME (EXPENSE)
Gain on distribution of royalty trust units	16,216	—	—		16,216
Loss on extinguishment of debt	(9,601)	—	—		(9,601)
Interest expense, net	(63,769)	—	(21,312	)(f)	(85,081)

Total Other Income (Expense)	(57,154)	—	(21,312)		(78,466)

INCOME BEFORE INCOME TAX AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	444,510	227,641	(113,590)		558,561
Income tax expense	158,009	—	42,199	(g)	200,208

NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	286,501	227,641	(155,789)		358,353
Cumulative effect of accounting change, net of tax	1,778	—	—		1,778

NET INCOME	$288,279	$227,641	$(155,789)		$360,131

EARNINGS PER COMMON SHARE
Basic:
Net income before cumulative effect of accounting change	$1.27				$1.56
Cumulative effect of accounting change, net of tax	0.01				0.01

Net income	$1.28				$1.57

Diluted:
Net income before cumulative effect of accounting change	$1.26				$1.54
Cumulative effect of accounting change, net of tax	0.01				0.01

Net income	$1.27				$1.55

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	224,749		4,510	(h)	229,259

See Accompanying Notes to Pro Forma Consolidated Financial Statements.

XTO ENERGY INC.

Pro Forma Consolidated Income Statement (Unaudited)

For the Six Months Ended June 30, 2004

		Pro Forma Adjustments (Note 2)
	Historical	ChevronTexaco Acquisition (c)	Other		Pro Forma
	(in thousands, except per share amounts)
REVENUES
Gas and natural gas liquids	$731,737	$83,538	$—		$815,275
Oil and condensate	99,823	89,314	—		189,137
Gas gathering, processing and marketing	8,400	—	—		8,400
Other	(447)	132	—		(315)

Total Revenues	839,513	172,984	—		1,012,497

EXPENSES
Production	102,929	29,509	—		132,438
Taxes, transportation and other	74,823	13,785	—		88,608
Exploration	2,670	—	—		2,670
Depreciation, depletion and amortization	174,925	—	41,053	(d)	215,978
Accretion of discount in asset retirement obligation	3,322	—	863	(e)	4,185
Gas gathering and processing	3,719	—	—		3,719
General and administrative	113,981	—	—		113,981
Derivative fair value loss	6,362	—	—		6,362

Total Expenses	482,731	43,294	41,916		567,941

OPERATING INCOME	356,782	129,690	(41,916)		444,556

OTHER EXPENSE
Interest expense, net	(41,879)	—	(9,204	)(f)	(51,083)

INCOME BEFORE INCOME TAX	314,903	129,690	(51,120)		393,473
Income tax expense	121,678	—	29,071	(g)	150,749

NET INCOME	$193,225	$129,690	$(80,191)		$242,724

EARNINGS PER COMMON SHARE
Basic	$0.81				$1.00

Diluted	$0.80				$0.99

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	239,601		3,618	(h)	243,219

See Accompanying Notes to Pro Forma Consolidated Financial Statements.

XTO ENERGY INC.

Notes to Pro Forma Consolidated Financial Statements (Unaudited)

1. Basis of Presentation

On August 16, 2004, we acquired interests in certain properties from ChevronTexaco Corporation (“ChevronTexaco Acquisition”). The purchase was made pursuant to a purchase and sale agreement dated May 14, 2004, with a stated purchase price of $1.1 billion. The adjusted purchase price of $912 million includes adjustments for estimated net revenues from the effective date of January 1, 2004, preferential purchase rights elections and other typical closing adjustments. A deposit of $110 million was paid toward the purchase price in May 2004 with proceeds from the sale of common stock. The remaining $802 million paid at closing was funded by bank debt. Post-closing adjustments for outstanding preferential purchase rights, final net revenues, volume balancing and income tax effects will be made within twelve months.

The accompanying pro forma consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of XTO Energy Inc. The pro forma consolidated balance sheet as of June 30, 2004 has been prepared as if the ChevronTexaco Acquisition closed on June 30, 2004. The pro forma consolidated income statement for the year ended December 31, 2003 has been prepared as if the ChevronTexaco Acquisition closed on January 1, 2003. The pro forma consolidated income statement for the six months ended June 30, 2004 has been prepared as if the ChevronTexaco Acquisition closed on January 1, 2004. These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates because of exclusion of certain operating and overhead expenses.

2. Pro Forma Adjustments

Pro forma adjustments necessary to adjust the consolidated balance sheet for the ChevronTexaco Acquisition are as follows:

(a)	To record the acquisition of the properties for a total purchase price of $912 million, $802 million of which was funded at closing by bank borrowings. The $110 million purchase price deposit paid in May 2004 is included in property and equipment in the historical consolidated balance sheet at June 30, 2004.

(b)	To record the estimated asset retirement obligation related to the properties acquired.

Pro Forma adjustments necessary to adjust the consolidated income statements for the Chevron Texaco Acquisition are as follows:

(c)	To record the historical revenue and direct operating expenses.

(d)	To record estimated depreciation and depletion expense using the unit-of-production method, based on estimated proved reserves and the adjusted purchase price of properties acquired.

(e)	To record accretion of discount expense related to the estimated asset retirement obligation for wells acquired.

(f)	To record interest expense related to long-term debt of $802 million used to partially finance the acquisition, based on the historical weighted average interest rate for bank debt during the period.

(g)	To record income tax expense for acquisition net income, as pro forma adjusted, at a 37% effective tax rate.

(h)	To increase weighted average shares outstanding related to the sale of 4,510,000 shares of common stock used to fund the $110 million purchase price deposit. This number of common shares has been calculated at a common share price of $24.39, the net proceeds received by the Company in its May 2004 offering of 23.8 million shares.

3. Pro Forma Supplemental Oil and Gas Reserve Information

Estimated Quantities of Pro Forma Proved Oil and Gas Reserves

Pro forma reserve estimates at December 31, 2003 are based on reports prepared by independent petroleum engineers for proved reserves of XTO Energy and reports prepared by our internal engineers for proved reserves of the ChevronTexaco Acquisition, using December 31, 2003 prices and costs.

Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

Pro Forma Proved Oil and Gas Reserves at December 31, 2003

	Gas (Mcf)	Natural Gas Liquids (Bbls)	Oil (Bbls)
	(in thousands)
Proved reserves	4,061,044	36,839	115,483

Proved developed reserves	2,998,750	29,657	103,585

Standardized Measure of Discounted Future Net Cash Flows Relating to Pro Forma Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows (“standardized measure”) is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

The standardized measure does not represent our estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Pro Forma Standardized Measure of Discounted Future Net Cash Flows at December 31, 2003

(in thousands)
Future cash inflows	$27,420,154
Future costs:
Production	(6,677,981)
Development	(1,002,898)

Future net cash inflows before income tax	19,739,275
Future income tax	(5,887,499)

Future net cash flows	13,851,776
10% annual discount	(6,596,705)

Standardized measure of discounted future net cash flows	$7,255,071

Pro Forma Changes in Standardized Measure of Discounted Future Net Cash Flows

(in thousands)
Standardized measure at January 1, 2003	$4,766,707

Revisions:
Prices and costs	1,916,355
Quantity estimates	207,955
Accretion of discount	428,207
Future development costs	(493,856)
Income tax	(1,065,944)
Production rates and other	2,372

Net revisions	995,089

Extensions, additions and discoveries	1,114,577
Production	(1,133,551)
Development costs	463,841
Purchases in place	1,064,533
Sales in place	(16,125)

Net change	2,488,364

Standardized measure at December 31, 2003	$7,255,071

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: November 1, 2004	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller